UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 18, 2025

Date of Report (Date of earliest event reported)

SMC Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56558
(Commission File Number)	(IRS Employer Identification No.)

9170 Glades Road, Suite 150, Boca Raton, Florida, 33434

(Address of principal executive offices)

(360) 820-5973

(Registrant’s telephone number, including area code)

____________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SMCE	OTC

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Chaintrade Acquisition Agreement and Cancellation of $8,000,000 Promissory Note

As disclosed in the March 28, 2025 Current Report on Form 8-K filed with the Securities and Exchange Commission by SMC Entertainment, Inc. ( the “Company”), on March 5, 2025, the Company formed FYNX, Inc., a Nevada corporation, which is the Company’s wholly-owned subsidiary (“FYNX”).  On March 7, 2025, FYNX entered into an Assignment Agreement with Plato Technologies, Inc. (“Plato”), the majority holder of the equity in Chaintrade, Ltd. (“Chaintrade”), under which Plato assigned all of its right, title and interest in Chaintrade to FYNX in exchange for a mutual release of claims.  Upon the execution of the Assignment Agreement, FYNX acquired majority voting control of Chaintrade and became Chaintrade’s Manager.

On March 17, 2025, the Company filed a lawsuit (Case No. A-25-914825-C) in the District Court of Clark County Nevada, against Chaintrade and FYNX related to certain representations and warranties made by Chaintrade in the Acquisition Agreement dated May 30, 2024, the closing of which occurred on July 21, 2024.

On April 18, 2025, the Nevada Court ruled in favor of SMC, and issued an Entry of Stipulation and Order for Dismissal under which the Acquisition Agreement dated May 30, 2024 was unwound and terminated, and the $8,000,000 Promissory Note issued to Chaintrade, in exchange for Chaintrade assets which were not delivered, was cancelled due to lack of consideration. The parties further agreed that subject to the express terms of the Settlement Agreement dated March 7, 2025, all claims, counterclaims, cross-claims and affirmative defenses by and between the Settling Parties were dismissed with prejudice.

ITEM 7.01 - REGULATION FD DISCLOSURE.

On April 22, 2025, the Company issued a press release announcing the Company’s completion of its 2023 and 2024 PCAOB audits, the consolidation of its technology platform, the unwinding of the Chaintrade transaction, and an update on its planned name and symbol change.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Safe Harbor

This press release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 22, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMC Entertainment, Inc.

By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer

Date:  April 22, 2025

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